UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 4, 2006 (March 29, 2006)
Retail Ventures, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3241 Westerville Road, Columbus, Ohio	43224

(Address of principal executive offices)	(Zip Code)
(614) 471-4722

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
       ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
       ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
       ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
       ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     During a meeting held on March 29, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of Retail Ventures, Inc. (the “Company”) established EBIT targets for the year ended February 3, 2007 (the “2006 fiscal year”) under the Company’s 2003 Incentive Compensation Plan (the “2003 Plan”). At 100% of target:
•	Heywood Wilansky, the Company’s Chief Executive Officer and President, is entitled to a target bonus of 100% of his annual base salary*;
•	James A. McGrady, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, Jed L. Norden, Executive Vice President and Chief Administrative Officer of the Company, and Julia A. Davis, Executive Vice President and General Counsel of the Company, are each entitled to a target bonus of 50% of their respective annual base salary; and
•	Steven E. Miller, Senior Vice President and Controller of the Company, is entitled to a target bonus of 45% of his annual base salary.
Bonus payments under the 2003 Plan increase as performance levels increase between the minimum (70%) and maximum (140%) EBIT targets, as follows, and proportionately, as performance increases between the various established target levels:

Performance Level	Mr. Wilansky*	Mr. McGrady, Mr. Norden and Ms. Davis	Mr. Miller

Below 70% of target	No funding	No funding	No funding
At 70% of target	50% of base salary	25% of base salary	22.5% of base salary
At 100% of target	100% of base salary	50% of base salary	45% of base salary
At 140% of target	200% of base salary	100% of base salary	90% of base salary
     * Under the terms of his Employment Agreement with the Company, Mr. Wilansky is guaranteed a minimum bonus payment of $250,000 for the 2006 fiscal year.
     The Committee also established a discretionary bonus pool of up to $658,750 for the 2006 fiscal year, which the Committee can distribute, as it sees fit, to reward executive officers of the Company who the Committee determines have contributed notably to the Company’s performance and have not received adequate or competitive compensation. The Committee does not plan to distribute any portion of the discretionary bonus pool for the 2006 fiscal year if bonuses are paid under the 2003 Plan.
     In addition, the Committee approved increases to the base salaries of certain executive officers of the Company for the 2006 fiscal year. Following the approved increases, the annual base salaries for the 2006 fiscal year are as follows: (i) Mr. Wilansky — $1,025,000; (ii) Mr. McGrady — $510,000; (iii) Ms. Davis — $325,000; and (iv) Mr. Miller — $275,000. Mr. Norden’s annual base salary for the 2006 fiscal year, as set forth in his Employment Agreement with the Company, is $500,000.

     The Committee also approved the distribution of a portion of the $378,000 discretionary bonus pool established by the Company for the year ended January 28, 2006 (the “2005 fiscal year”) to each of Mr. McGrady ($112,956), Ms. Davis ($95,025) and Mr. Miller ($108,750) in recognition of significant efforts and services rendered to the Company by such individuals during the 2005 fiscal year relating to, among other things, the initial public offering of DSW Inc. (the “DSW IPO”), the restructuring of the Company’s debt in connection with the DSW IPO, and the separation of the businesses during the transition period subsequent to the DSW IPO.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL VENTURES, INC.

Date: April 4, 2006	By:	/s/ James A. McGrady

James A. McGrady Executive Vice President, Chief Financial Officer, Treasurer and Secretary